Exhibit 5.1

E:	lou@bevilacquapllc.com
T:	202.869.0888
W:	bevilacquapllc.com

January 26, 2026

20/20 Biolabs, Inc.

15810 Gaither Road, Suite 235

Gaithersburg, MD 20877

Re:	Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as counsel to 20/20 Biolabs, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing of the Company’s registration statement on Form S-1 (the “Registration Statement”), filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the “Act”), and the rules and regulations thereunder, relating to the registration of 15,164,724 shares of common stock of the Company to be sold by the selling stockholders named in the Registration Statement (the “Selling Stockholders”), which is comprised of (i) 4,967,249 shares of common stock (the “Existing Common Shares”) previously issued to the Selling Stockholders; (ii) 846,368 shares of common stock (the “Series A Common Shares”) issuable to the Selling Stockholders upon the conversion of 846,368 shares of series A preferred stock (the “Series A Shares”); (iii) 651,465 shares of common stock (the “Series A-1 Common Shares”) issuable to the Selling Stockholders upon the conversion of 651,465 shares of series A-1 preferred stock (the “Series A-1 Shares”); (iv) 442,402 shares of common stock (the “Series A-2 Common Shares”) issuable to the Selling Stockholders upon the conversion of 442,402 shares of series A-2 preferred stock (the “Series A-2 Shares”); (v) 1,471,487 shares of common stock (the “Series B Common Shares”) issuable to the Selling Stockholders upon the conversion of 1,471,487 shares of series B preferred stock (the “Series B Shares”); (vi) 1,204,040 shares of common stock (the “Series C Common Shares”) issuable to the Selling Stockholders upon the conversion of 1,204,040 shares of series C preferred stock (the “Series C Shares”); (vii) 101,565 shares of common stock (the “Series D Common Shares”) issuable to the Selling Stockholders upon the conversion of 101,565 shares of series D preferred stock (the “Series D Shares”); (viii) 47,500 shares of common stock (the “Note Shares”) issuable to a Selling Stockholder upon the conversion of a secured convertible promissory note in the principal amount of $295,000 issued on November 17, 2025 (the “Note”); (ix) 62,500 shares of common stock (the “Note Warrant Shares”) issuable to a Selling Stockholder upon the exercise of a common stock purchase warrant issued on November 17, 2025 (the “Note Warrant”); (x) 5,000,000 shares of common stock (the “Preferred Warrant Shares”) issuable to a Selling Stockholder upon the exercise of a common stock purchase warrant (the “Preferred Warrant”) to be issued to such Selling Stockholder pursuant to the terms of a securities purchase agreement, dated November 17, 2025, between the Company and such Selling Stockholder (the “Purchase Agreement”); (xi) 196,643 shares of common stock (the “Placement Agent Shares”) issuable to a Selling Stockholder upon the exercise of common stock purchase warrants (the “Placement Agent Warrants”) to be issued to such Selling Stockholder pursuant to the terms of a placement agency agreement, dated November 18, 2025, between the Company and such Selling Stockholder (the “Placement Agreement”); and (xii) 173,505 shares of common stock (the “Listing Shares,” and together with the Existing Common Shares, the Series A Common Shares, the Series A-1 Common Shares, the Series A-2 Common Shares, the Series B Common Shares, the Series C Common Shares, the Series D Common Shares, the Note Shares, the Note Warrant Shares, the Preferred Warrant Shares and the Placement Agent Shares, the “Shares”) to be issued to a Selling Stockholder upon completion of the direct listing contemplated by the Registration Statement in accordance with an engagement letter, dated July 9, 2025, between the Company and such Selling Stockholder (the “Engagement Letter”). This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or related prospectus, other than as expressly stated herein with respect to the issue of the Shares.

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates, and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

1050 Connecticut Ave., NW, Suite 500

Washington, DC 20036

PG. 2 January 26, 2026

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as copies. We have relied upon the accuracy and completeness of the information, factual matters, representations, and warranties contained in such documents. We have also assumed that the persons identified as officers of the Company are actually serving in such capacity and that the Registration Statement will be declared effective. In our examination of documents, we have assumed that the parties thereto, other than the Company, had the power, corporate or other, to enter into and perform all obligations thereunder and had the due authorization by all requisite action, corporate or other, the execution and delivery by all parties of the documents, and the validity and binding effect thereof on such parties.

Based upon and subject to the foregoing, we are of the opinion that:

(i)	the Existing Common Shares, the Series A Shares, the Series A-1 Shares, the Series A-2 Shares, the Series B Shares, the Series C Shares and the Series D Shares were legally and validly issued and are fully paid and nonassessable;

(ii)	the Series A Common Shares, the Series A-1 Common Shares, the Series A-2 Common Shares, the Series B Common Shares, the Series C Common Shares and the Series D Common Shares, if and when issued upon conversion of the Series A Shares, the Series A-1 Shares, the Series A-2 Shares, the Series B Shares, the Series C Shares and the Series D Shares, respectively, in accordance with their terms, will be legally and validly issued, fully paid and nonassessable;

(iii)	the Note Shares, if and when issued upon conversion of the Note in accordance with its terms, will be legally and validly issued, fully paid and nonassessable;

(iv)	the Note Warrant Shares, if and when issued upon exercise of the Note Warrant in accordance with its terms, will be legally and validly issued, fully paid and nonassessable;

(v)	assuming that the Preferred Warrant is issued in accordance with the terms of the Purchase Agreement, the Preferred Warrant Shares, if and when issued upon exercise of the Preferred Warrant in accordance with its terms, will be legally and validly issued, fully paid and nonassessable;

(vi)	assuming that the Placement Agent Warrants are issued in accordance with the terms of the Placement Agreement, the Placement Agent Shares, if and when issued upon exercise of the Placement Agent Warrants in accordance with their terms, will be legally and validly issued, fully paid and nonassessable; and

(vii)	the Listing Shares, if and when issued in accordance with the terms of the Engagement Letter, will be legally and validly issued, fully paid and nonassessable.

The opinions expressed herein are limited to the matters specifically set forth herein and no other opinion shall be inferred beyond the matters expressly stated. We disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or any changes in applicable law that may come to our attention subsequent to the date the Registration Statement is declared effective.

The opinions we express herein are limited to matters involving the General Corporation Law of the State of Delaware as currently in effect. We express no opinion regarding the effect of the laws of any other jurisdiction or state, including any federal securities laws related to the issuance and sale of the Shares.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and we consent to the reference of our name under the caption “Legal Matters” in the prospectus forming a part of the Registration Statement. In giving the foregoing consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

/s/ Bevilacqua PLLC